Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON FINANCIAL HIGHLIGHTS - LEVERAGE

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-127231 of The Massachusetts Health & Education Tax-Exempt Trust (the “Trust”) on Form N-2 of our report dated February 22, 2005, appearing in the December 31, 2004 Annual Report of the Trust, which is incorporated by reference in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm and Experts” in the Prospectus, which is also part of this Registration Statement.

Our audits of the financial statements and financial highlights referred to in our aforementioned report also included the leverage information appearing on page 18 of the Prospectus under the caption “Financial Highlights — Leverage”. This information is the responsibility of the Trust’s management. Our responsibility is to express an opinion based on our audits. In our opinion such leverage information, when considered in relation to the basic financial statements and financial highlights, taken as a whole, present fairly in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 20, 2005